SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement.

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☐	Definitive Proxy Statement.

☒	Definitive Additional Materials.

☐	Soliciting Material under §240.14a-12.

Columbia Acorn Trust

(Name of Registrant as Specified in its Charter)

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May 2010

Columbia Wanger Asset Management Transition Update

On September 29, 2009, Bank of America, N.A., the indirect parent company of Columbia Wanger Asset Management, L.P. (“Columbia WAM”), agreed to sell certain parts of the asset management business of Columbia Management Group, LLC, including 100% of Columbia WAM, to Ameriprise Financial, Inc. The combined U.S. asset management business will operate under the Columbia Management brand with several sub-brands existing under the Columbia Management umbrella. The transaction, which has closed, caused the current investment advisory agreements between Columbia WAM and the Funds to terminate automatically. On or about April 20, 2010, proxy material mailed to Columbia Acorn Fund shareholders invested in the Funds as of April 8, 2010. The proxy material solicits approval of new investment advisory agreements with Columbia WAM.

Q: What is the deadline for shares to be voted?

A: The shareholder meeting date is May 27, 2010.

Q: What percentage of votes is necessary to approve the proposals? What happens if shareholders do not approve the recommended proposals?

A: There are two proposals with different vote requirements. Proposal 1 relates to approving the new investment advisory contract. Proposal 2 relates to electing trustees.

Approval of Proposal 1 on behalf of a Fund requires the affirmative vote of the lesser, as of the Record Date, of (i) more than 50% of the shares of such Fund entitled to vote or (ii) 67% of the shares of such Fund present at the Meeting if more than 50% of the shares of such Fund entitled to vote are present at the Meeting in person or represented by proxy. All shares of a Fund vote together as a single class on Proposal 1. Any abstention or “broker non-vote” on Proposal 1 will have the effect of a vote AGAINST the proposal.

Election of each Nominee (Proposal 2) requires the affirmative vote of a plurality of votes cast at the Meeting by or on behalf of shareholders of the Trust. A “plurality of votes cast” means that those Nominees receiving the 11 highest numbers of affirmative votes cast, whether or not such votes constitute a majority, will be elected at the Meeting. All shares of the Trust vote together as a single class on Proposal 2. With respect to Proposal 2, abstentions and broker non-votes will have no effect on the outcome of the vote.

Q: Will there be an interim investment advisory agreement in place during the proxy solicitation process?

A: The Acorn Board of Trustees approved an interim investment advisory agreement for each Fund with Columbia WAM. This interim agreement became effective May 1, 2010, and Columbia WAM will serve under the interim agreement until the proposed advisory agreement has been approved by the shareholders of each Fund. The interim investment advisory agreement will terminate with respect to a Fund upon the earlier of the date of approval by a Fund’s shareholders of the proposed advisory agreement or 150 days after the closing.

Q: Will there be any changes to the portfolio management team at CWAM?

A: Columbia WAM expects that the portfolio managers for the Funds will not change. In addition, there are elements to the employment arrangements for CWAM employees that are designed to incent retention.

For institutional audiences only. Distribution to any other audience is prohibited.

NOT PDIC INSURED	May Lose Value
NOT BANK ISSUED	No Bank Guarantee

10/ARV2T2U4

Q: What is the compensation plan for portfolio managers? Who reviews compensation at Columbia WAM? How long does the compensation arrangement stay in place?

A: For services performed for the 2010 calendar year and generally paid in early 2011, the portfolio managers, analysts and other key employees of Columbia WAM will receive all of their compensation in the form of salary and incentive compensation provided in whole by Ameriprise Financial. Typically, a high proportion of an analyst’s or portfolio manager’s incentive compensation will be paid in cash with a smaller proportion going into two separate incentive plans. The first plan is a notional investment based on the performance of certain Columbia Funds, including the Columbia Acorn Funds. The second plan consists of Ameriprise Financial restricted stock and/or options. Both plans vest over three years from the date of issuance. Also, as part of the overall incentive for 2010, the portfolio managers, analysts and other key employees of Columbia WAM may receive additional compensation—a substantial portion of which will be deferred or paid in shares of funds managed by Columbia WAM—based on performance and continued employment through December 15, 2010.

Portfolio managers and key analysts are positioned in compensation tiers based on cumulative performance of the portfolios/stocks that they manage. Portfolio manager performance is measured versus primary portfolio benchmarks. Analyst performance is measured versus a custom benchmark for each analyst. One- and three-year performance periods primarily drive incentive levels. Incentive compensation varies by tier and can range from between a fraction of base pay to a multiple of base pay, the objective being to provide very competitive total compensation for high performing analysts and portfolio managers. Incentives are adjusted up or down up to 15% based on qualitative performance factors, which include investment performance impacts not included in benchmarks such as industry (or country) weighting recommendations, plus adherence to compliance standards, business building, and citizenship. Other analysts’ incentives are also based on performance versus benchmarks, though they are less formulaic in order to emphasize investment process instead of initial investment results. The qualitative factors discussed above are also considered. These analysts participate in an incentive pool which is based on a formula primarily driven by firm-wide investment performance.

In addition, the incentive amounts available for the entire pool for 2011 and 2012 will be adjusted up or down based upon the increase/decrease in Columbia WAM revenues versus an agreed upon base revenue amount. Investment performance, however, impacts incentives far more than revenues. Columbia WAM determines incentive compensation, subject to review by Ameriprise Financial.

Q: What do you expect future inflows to be like under Ameriprise?

A: It is hard to predict future flows into the funds. Columbia and Ameriprise will be combining their distribution teams to market well over 100 mutual funds through a broad network covering all market segments. Several Columbia Acorn Funds are still well below their previous asset highs and have capacity for inflows. Fund flows are monitored regularly by the investment teams and the Acorn Board of Trustees.

Q: Will any of the Columbia Acorn Funds cease to exist under the new structure?

A: No. All of the Columbia Acorn Funds will continue to exist under the new structure. Assuming shareholder approval of the new advisory agreements with Columbia WAM, Columbia WAM will continue to manage the Columbia Acorn Funds following the closing.

Q: Will anyone from Ameriprise be on the Columbia Acorn Trust Board?

A: No. The two new nominees to serve on the Fund Board that are being presented for shareholder approval are not associated with Ameriprise.

For institutional audiences only. Distribution to any other audience is prohibited.

NOT PDIC INSURED	May Lose Value
NOT BANK ISSUED	No Bank Guarantee

10/ARV2T2U4

Q: Will there be any other significant changes to the investment systems or processes at Columbia WAM as a result of the transaction?

A: We are not aware of any significant changes in the investment systems or processes resulting from the transaction.

Q: Who will Chuck McQuaid report to at Ameriprise?

A: Chuck McQuaid will continue to report to Mike Jones, who will be president of RiverSource Investments, LLC, after the closing. RiverSource Investments’ name will change upon the closing to Columbia Management Investment Advisers, LLC.

For more information, please contact:

Eric Arvold

Senior Vice President

Client Service Director

312.634.9225

800.9ACORN9

eric.arvold@columbiamanagement.com

Jason Martone

Senior Vice President

Director of Product Marketing

312.634.9220

800.9ACORN9

jason.martone@columbiamanagement.com

On April 30, 2010, Ameriprise Financial, Inc., the parent company of RiverSource Investments, LLC, acquired the long-term asset management business of Columbia Management Group, LLC, including certain of its affiliates, which were, prior to this acquisition, part of Bank of America. In connection with this acquisition, Ameriprise Financial also acquired Columbia Wanger Asset Management, L.P. (CWAM), and CWAM will continue as the investment adviser for Columbia Acorn and Wanger Funds and no changes are anticipated in the existing investment management team. RiverSource Fund Distributors, Inc., now known as Columbia Management Investment Distributors, Inc., member FINRA, will act as the principal distributor of the Funds.

For institutional audiences only. Distribution to any other audience is prohibited.

NOT PDIC INSURED	May Lose Value
NOT BANK ISSUED	No Bank Guarantee

10/ARV2T2U4

Columbia Acorn Trust

SPECIAL MEETING OF SHAREHOLDERS

May 27, 2010

We recently distributed proxy materials relating to a special meeting of shareholders of Columbia Acorn Trust, scheduled for May 27, 2010.

Your vote for this important meeting has not yet been received.

We encourage you to utilize one of the following options today to record your vote:

1.	By Phone: You may cast your vote by telephone by calling the toll-free number and entering the Control Number printed on the enclosed Proxy Card.

2.	By Internet: You may cast your vote on line by logging on to the Internet address printed on the enclosed Proxy Card, entering the Control Number printed on the Proxy Card and following the instructions on the Web site.

3.	By Mail: If you prefer to vote by mail, please complete the enclosed Proxy Card and return it in the enclosed postage-paid envelope.

Remember, your vote counts. Please vote today.

If you have any questions regarding the proposals, or need assistance voting your shares, please call Computershare Fund Services, your Fund’s proxy agent, at 800.708.7953. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m., Eastern time.

Your vote will help reduce the need for additional solicitation efforts or costly meeting adjournments. As the special meeting approaches, certain shareholders of each Fund may receive a telephone call from a representative of Computershare Fund Services if their votes have not yet been received.

Thank you for your prompt attention to this matter.